EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amended Registration Statement of Agri Bio-Sciences, Inc. on Form SB-2 of our report dated February 2, 1998 (except for
Note 2, as to which the date is March 5, 1998) relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts".


MALONE & BAILEY, PLLC
Houston, Texas